                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Renex Corp. and Subsidiaries on Form S-1 of our report dated April 18, 1997, except for Note 18 for which the date is April 22, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Miami, Florida

July 31, 1997